EXHIBIT 35

                  IN THE UNITED STATES DISTRICT COURT
                       NORTHERN DISTRICT OF OHIO
                           EASTERN DIVISION



FIRST UNION REAL ESTATE EQUITY             )  CIVIL ACTION NO. 98 CV 0105
 AND MORTGAGE INVESTMENTS,                 )
                                           )  JUDGE ANN ALDRICH
        Plaintiff,                         )
                                           )
                       v.                  )
                                           )
GOTHAM PARTNERS, L.P., et al.,             )
                                           )
        Defendants and Counterclaimants.   )


                 GOTHAM'S SURREPLY BRIEF IN OPPOSITION
                   TO FIRST UNION'S MOTION TO REMAND
                   ---------------------------------

     Defendants and Counterclaimants Gotham Partners, L.P. and Gotham Partners II, L.P. (the "Gotham Partnerships") are submitting this Surreply Brief in Opposition to Plaintiff First Union's Motion to Remand because First Union has asserted factually misleading arguments in its Reply in support of that Motion.

                               ARGUMENT
                               --------

     First Union suggests that it should not be estopped from asserting that it has citizenship in states other than Ohio, despite the fact that it alleged that it was a citizen of Ohio in federal lawsuits invoking diversity jurisdiction which it filed in 1992 and 1993. Carefully choosing its words, First Union asserts that at the time of the filing these federal lawsuits, "it had a different Board of Trustees" and "Mr. DeVos, for instance, was not even a Trustee at the time." See Reply Mem. at 2. First Union thus intimates that at the time it filed the suits asserting that it was an Ohio citizen for purposes of diversity jurisdiction, its Trustees were all Ohio citizens. Information contained in First Union's own proxy filings in 1992 and 1993 (the pertinent dates of the prior federal actions) is evidence that at least two of First Union's trustees were domiciliaries of states other than Ohio. See Exhibit A (chart of First Union's Trustees' residencies based on its 1992 and 1993 proxy statements) and Exhibit B (First Union's 1992 and 1993 proxy statements). If, as the evidence suggests, First Union had Trustees who were not Ohio citizens at the time it filed the 1992 and 1993 diversity complaints, its argument is entirely undermined and it should be estopped from now claiming that it is not an Ohio citizen for diversity purposes.

     Moreover, the "evidence" submitted by First Union regarding Trustee DeVos' citizenship raises more questions than answers. First Union has failed properly to establish that Mr. DeVos' domicile is in Michigan as required by the diversity statute. See Mas v. Perry, 489 F.2d 1396 (5th Cir. 1974); Webb v. Nolan, 361 F. Supp. 418 (D.N.C.
1972). Furthermore, an unexplained statement in affidavit from an officer of First Union as to a Trustee's citizenship is hardly sufficient; any such evidence should come from the Trustee himself, or at least from a reliable source such as a filing by the Trust with the Ohio Secretary of State.

     Finally, First Union resorts to the unsubstantiated argument that diversity does not exist because one of the Gotham Partnerships' second-tier limited partners is an Ohio citizen. First Union fails, however, to even attempt to rebut the factual showing in the affidavit of David S. Klafter and the legal authorities submitted by the Gotham Partnerships demonstrating that their second-tier partners should not be considered for diversity purposes.

                              CONCLUSION
                              ----------

     Based on the record before this Court, First Union's Motion to Remand should be denied. If, however, this Court is not inclined to deny that motion at this time, as shown above, evidence needs to be adduced on the following significant fact questions: (1) whether First Union should be estopped from asserting that it is not solely an Ohio citizen for diversity purposes; and (2) whether its Trustee DeVos is a Michigan citizen for diversity purposes. As the Gotham Partnerships have previously suggested, it would make sense to adduce such evidence at the time of the March 5, 1998 hearing on the parties' respective motions for preliminary injunction.

                                     Respectfully submitted,

OF COUNSEL:
                                     /s/ Michael J. Garvin
                                     --------------------------------------
                                     David C. Weiner (0013351)
                                     Michael J. Garvin (0025394)

HAHN LOESER & PARKS LLP              3300 BP America Building
                                     200 Public Square
                                     Cleveland, Ohio  44114-2301
                                     Phone: (216) 621-0150
                                     Fax: (216) 241-2824


OF COUNSEL:
                                     /s/ Alexander R. Sussman
                                     ---------------------------------------
                                     Alexander R. Sussman(FN1)

FRIED, FRANK, HARRIS, SHRIVER        25th Floor
  & JACOBSON                         One New York Plaza
                                     New York, New York 10004-1980
                                     Attorneys for Defendants
                                     and Counterclaimants

----------------------
[FN]
1    Application to appear pro hac vice pending.


                        CERTIFICATE OF SERVICE
                        ----------------------

     I hereby certify that a true and accurate copy of the foregoing was served via messenger upon Frances Floriano Goins, Squire, Sanders & Dempsey, attorneys for Plaintiff, this 6th day of February, 1998.



                                     /s/ Michael J. Garvin
                                     --------------------------------------
                                     One of the Attorneys for Defendant
                                     and Counterclaimants